EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement Amendment No. 1 to Form S-4 of our report dated February 27, 2018, relating to the consolidated financial statements of First Choice Bancorp and Subsidiary as of and for the year ended December 31, 2017, which is included in the Prospectus that is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
April 25, 2018